SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TARGETED GENETICS CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.
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CALCULATION OF FILING FEE

Per unit price or other
Title of each class of	Aggregate number of	underlying value of transaction	Proposed maximum
securities to which	securities to which	computed pursuant to Exchange	aggregate value of
transaction applies	transaction applies	Act Rule 0-11	transaction	Total fee paid

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 5, 2006
Dear Fellow Shareholder:
     You are cordially invited to attend Targeted Genetics Corporation’s 2006 Annual Meeting of Shareholders. The annual meeting will be held on Monday, May 8, 2006, at 9:00 a.m. local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington.
     At the annual meeting, you will be asked to:

•	elect three Class 3 directors and one Class 2 director to Targeted Genetics’ Board of Directors;

•	approve an amendment and restatement of our Amended and Restated Articles of Incorporation to (i) effect a stock combination (reverse stock split) of the Common Stock in a ratio of either one-for-five, one-for-seven, or one-for-ten, as may be determined by the Board of Directors, (ii) establish, depending on the ratio of the reverse stock split, the authorized shares of Common Stock at 36,000,000, 25,714,286, or 18,000,000 shares, respectively, and the authorized shares of our Preferred Stock to 1,200,000, 857,143, or 600,000 shares, respectively (of which 360,000, 257,143, or 180,000 shares, respectively, shall be designated Series A Participating Cumulative Preferred Stock), after giving effect to the reverse stock split and (iii) make other ministerial changes, and to authorize the Board of Directors, if determined appropriate by the Board of Directors at any time before the 2007 annual meeting of shareholders, to file such an amendment and restatement of our Amended and Restated Articles of Incorporation reflecting the ratio it has selected;

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•	transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.
     The Board of Directors recommends that you vote “FOR” election of the nominees for director, “FOR” the amendment and restatement of the Amended and Restated Articles of Incorporation, and “FOR” ratification of the appointment of the independent registered public accounting firm.
     You should read carefully the accompanying Notice of Annual Meeting of Shareholders and proxy statement for additional information.
     Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement. Then please mark your votes on the enclosed proxy card, sign and date the proxy card and return it promptly in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give on your proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy card. Your prompt cooperation is greatly appreciated.

Sincerely,

H. Stewart Parker
President and Chief Executive Officer
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

NOTICE OF THE 2006 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Option Grants in Last Fiscal Year
Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PRINCIPAL SHAREHOLDERS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL OF THE AMENDMENT AND RESTATEMENT THE RESTATED ARTICLES
PROPOSAL THREE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE
ANNUAL REPORT AND FORM 10-K
Annex A TARGETED GENETICS CORPORATION AMENDED AND RESTATED ARTICLES OF INCORPORATION
ARTICLE 1. Name
ARTICLE 2. Duration
ARTICLE 3. Purpose and Powers
ARTICLE 4. Capital Stock
Annex B

TARGETED GENETICS CORPORATION
1100 Olive Way, Suite 100
Seattle, Washington 98101

NOTICE OF THE 2006 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 8, 2006

TO THE SHAREHOLDERS OF TARGETED GENETICS CORPORATION:
     We will hold the 2006 annual meeting of shareholders of Targeted Genetics Corporation on Monday, May 8, 2006, at 9:00 a.m. local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, for the following purposes, as more fully described in the proxy statement accompanying this notice:

•	to elect three Class 3 directors and one Class 2 director to the Board of Directors;

•	to approve an amendment and restatement of our Amended and Restated Articles of Incorporation to (i) effect a stock combination (reverse stock split) of the Common Stock in a ratio of either one-for-five, one-for-seven, or one-for-ten, as may be determined by the Board of Directors, (ii) establish, depending on the ratio of the reverse stock split, the authorized shares of Common Stock at 36,000,000, 25,714,286, or 18,000,000 shares, respectively, and the authorized shares of our Preferred Stock to 1,200,000, 857,143, or 600,000 shares, respectively (of which 360,000, 257,143, or 180,000 shares, respectively, shall be designated Series A Participating Cumulative Preferred Stock), after giving effect to the reverse stock split and (iii) make other ministerial changes, and to authorize the Board of Directors, if determined appropriate by the Board of Directors at any time before the 2007 annual meeting of shareholders, to file such an amendment and restatement of our Amended and Restated Articles of Incorporation reflecting the ratio it has selected;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•	to transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.
     At the annual meeting, we will also report on our 2005 business results and other matters of interest to our shareholders.
     The Board of Directors has fixed the close of business on March 7, 2006 as the record date for the annual meeting. Only holders of record of our Common Stock on the record date are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting.
     The three Class 3 directors and the one Class 2 director who receive the greatest number of affirmative votes cast by holders of common stock present, whether in person or by proxy, and entitled to vote at the annual meeting will be elected to the Board of Directors. The affirmative vote of the holders of shares representing a majority of our outstanding Common Stock is required to approval the amendment and restatement the Amended and Restated Articles of Incorporation. The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of our independent registered public accounting firm.
     No fractional shares would be issued upon the effectiveness of a reverse stock split. Instead, holders of our Common Stock that would otherwise receive a fractional share of Common Stock pursuant to the reverse stock split will receive cash in lieu of the fractional share. Any shareholder who would otherwise have been entitled to receive only a fractional share in a reverse stock split may be entitled to a judicial appraisal of the fair value of his, her or its fractional share under Chapter 23B.13.020 of the Washington Business Corporation Act.
     You are cordially invited to attend the annual meeting. To ensure your representation at the annual meeting, however, you should complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give on your proxy card. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing a written revocation with the secretary of Targeted Genetics or by attending the annual meeting and voting in person.
     The approximate date of mailing this proxy statement and the accompanying proxy card is April 5, 2006.

By order of the Board of Directors,

Jonathan K. Wright
Secretary
Seattle, Washington
April 5, 2006

TARGETED GENETICS CORPORATION

PROXY STATEMENT

      This proxy statement is being furnished to holders of shares of Common Stock of Targeted Genetics Corporation, a Washington corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2006 annual meeting of shareholders and at any adjournments or postponements of the annual meeting. We will hold the annual meeting on Monday, May 8, 2006, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, at 9:00 a.m. local time. The approximate date of mailing of this proxy statement and the accompanying proxy card is April 5, 2006.
What is the purpose of the meeting?
      At the annual meeting, holders of record of our Common Stock, as of the close of business on March 7, 2006 will consider and vote on:

•	the election of (i) three Class 3 directors to the Board of Directors, to hold office until the third annual meeting of shareholders following their election or until his or her successor is elected and qualified and (ii) the election of one Class 2 director, to hold office until the second annual meeting of shareholders following his election or until his successor is elected and qualified;

•	the approval of an amendment and restatement of our Amended and Restated Articles of Incorporation to (i) effect a stock combination (reverse stock split) of the Common Stock in a ratio of either one-for-five, one-for-seven, or one-for-ten, as may be determined by the Board of Directors, (ii) establish, depending on the ratio of the reverse stock split, the authorized shares of Common Stock at 36,000,000, 25,714,286, or 18,000,000 shares, respectively, and the authorized shares of our Preferred Stock to 1,200,000, 857,143, or 600,000 shares, respectively (of which 360,000, 257,143, or 180,000 shares, respectively, shall be designated Series A Participating Cumulative Preferred Stock), after giving effect to the reverse stock split and (iii) make other ministerial changes, and to authorize the Board of Directors, if determined appropriate by the Board of Directors at any time before the 2007 annual meeting of shareholders, to file such an amendment and restatement of our Amended and Restated Articles of Incorporation reflecting the ratio it has selected;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•	such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.
May I vote at the annual meeting?
      We have one class of voting securities outstanding, which is designated as Common Stock, and each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on the record date, March 7, 2006, are entitled to notice of and to vote at the annual meeting. As of the record date, 85,707,244 shares of our Common Stock were issued and outstanding.
How many votes must be present to hold the annual meeting, i.e., a quorum?
      The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the annual meeting constitutes a quorum for the transaction of business.

How are directors elected?
      The three Class 3 directors and the one Class 2 director who receive the greatest number of affirmative votes cast by holders of common stock present, whether in person or by proxy, and entitled to vote at the annual meeting will be elected to the Board of Directors. You are not entitled to cumulate votes in electing directors.
What is required to approve the amendment and restatement the Restated Articles?
      The affirmative vote of the holders of shares representing a majority of our outstanding Common Stock is required to approve three different alternative amendments and restatements of the Restated Articles, in a ratio of either one-for-five, one-for-seven, or one-for-ten, if and at such specific ratio as determined by the Board of Directors at any time before the 2007 annual meeting of shareholders. Approval of this proposal shall constitute approval of each of the three alternative amendments and restatements of the Restated Articles, and shall authorize the Board of Directors to file an amendment and restatement with the Washington Secretary of State with respect to the specific ratio that the Board of Directors may determine appropriate. The Board of Directors will choose only one ratio and only one amendment and restatement will be made. Because the submission of the amendment and restatement of the Restated Articles is contingent upon the Board of Directors’ selection of the appropriate ratio and the determination that the filing of an amendment and restatement of the Restated Articles is appropriate, no further action will be required if the Board of Directors determines not to effectuate the reverse stock split.
What is required to ratify the appointment of the independent registered public accounting firm?
      The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of the independent registered public accounting firm.
Who has the power to vote?
      Any broker, bank, nominee, fiduciary or other custodian who holds shares of our Common Stock for the account of a customer who is the beneficial owner of those shares, and who does not receive specific instructions from the customer on how to vote, has the power to vote those shares at its discretion in the election of directors and for other routine matters, including the ratification of the independent registered public accounting firm for which it has not received voting instructions.
What is a “broker non-vote”?
      A “broker non-vote” occurs when the custodian may not vote, or give a proxy to vote, a customer’s shares because the customer did not provide voting instructions with respect to a non-routine matter on which the custodian does not have discretionary authority to vote. Because custodians will have discretionary voting authority with respect to the election of directors and the ratification of the appointment of the independent registered public accounting firm, there will be no broker non-votes with respect to these proposals. With respect to the proposal to approve the amendment and restatement our Restated Articles, broker non-votes will have the same effect as votes against that proposal because approval of that proposal requires the affirmative vote of holders of shares representing a majority of our outstanding Common Stock.
When does an abstention occur?
      An abstention occurs when a shareholder affirmatively instructs the vote to be withheld (by checking the “withhold authority to vote” box on the proxy card) or when a shareholder who has not given a proxy is present at the meeting but does not cast a ballot. Shares of our Common Stock subject to abstentions are treated as present at the annual meeting and will therefore be counted toward establishing the presence of a quorum. Abstentions are not treated as votes cast, however, so abstentions will have no effect on the election of directors, which outcome is determined by a plurality of the votes cast, or on the proposal to ratify the appointment of the independent registered public accounting firm, which outcome is determined by a majority of the votes cast. With respect to the proposal to approve the amendment and restatement our Restated Articles, abstentions will have the same effect as votes against that proposal because approval of that proposal requires the affirmative vote of holders of shares representing a majority of our outstanding Common Stock.
How many shares are owned by directors, executive officers, and affiliates?
      As of the record date, our directors and executive officers and their affiliates beneficially owned approximately 4.3% of the outstanding shares of our Common Stock, as beneficial ownership is defined under federal securities laws. Each of our directors and executive officers plans to vote or direct the vote of all shares of Common Stock over which he or she has voting control in favor of the election of the nominees for director, in favor of the authorization of our Board of Directors to amend and restate our Restated Articles and in favor of the ratification of the appointment of the independent registered public accounting firm.
Proxies

How are proxies voted?
      Shares of Common Stock represented by properly executed proxies that we receive at or before the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions contained on the proxy card. Shares of Common Stock represented by properly executed proxy cards for which no instruction is given will be voted “for” the election of the nominees for director, “for” approval of the amendment and restatement our Restated Articles and “for” ratification of the independent registered public accounting firm.
      To ensure that your shares are voted, please complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope we have provided.

How are proxies revoked?
      You may revoke a proxy by:

•	submitting a later-dated proxy for the same shares at any time before the vote;

•	delivering written notice of revocation to the Secretary of Targeted Genetics at any time before the vote; or

•	attending the annual meeting and voting in person provided, however, merely attending the annual meeting will not in and of itself revoke a proxy.
      If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Who is soliciting this proxy?
      The enclosed proxy is solicited on behalf of our Board of Directors. We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, facsimile, e-mail, in person or otherwise. We will not additionally compensate our directors, officers and employees for this solicitation but will reimburse them for the out-of-pocket expenses that they incur. We will reimburse persons who hold our Common Stock of record but not beneficially, such as brokerage firms, nominees, fiduciaries and other custodians, for the reasonable expenses they incur in forwarding solicitation materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

What is the recommendation of the Board of Directors?
      The Board of Directors recommends that our shareholders vote “FOR” election of the nominees for director, “FOR” approval of the amendment and restatement the Restated Articles, and “FOR” ratification of the appointment of the independent registered public accounting firm.

PROPOSAL ONE
ELECTION OF DIRECTORS
The Board of Directors recommends that you vote “FOR” election of the nominees for director.
How is the Board of Directors elected?
      Every director subsequently elected to the Board of Directors generally holds office for a three-year term and until his or her successor is elected and qualified. However, if a director resigns from the Board of Directors before his or her term expires, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term. Our bylaws provide that the Board of Directors shall be composed of not less than one nor more than nine directors. We have eight directors currently, each of whom is placed into one of three classes such that, to the extent possible, there is an equal number of directors in each class.
Who is up for election at the upcoming meeting?
      At the annual meeting, three Class 3 directors are to be elected, each to hold office for a three-year term or until his or her successor is elected and qualified. H. Stewart Parker, Nelson L. Levy, and Michael S. Perry have been nominated for election to the Board of Directors as Class 3 directors. In addition, one Class 2 director is to be elected, to hold office until the second annual meeting of shareholders following his election or until his successor is elected and qualified. Roger L. Hawley has been nominated for election to the Board of Directors as a Class 2 director. Information is provided below with respect to these nominees and our continuing directors.
      Unless they receive contrary instructions, the persons named as proxies on the enclosed proxy card intend to cast votes represented by properly executed proxy cards for the election of these nominees. If a nominee should become unavailable for any reason, the persons named as proxies intend to cast votes for election of a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named will be unable to serve if elected.
      If a quorum is present, the three nominees receiving the highest number of votes will be elected to serve as Class 3 directors and the one nominee receiving the highest number of votes will be elected to serve as a Class 2 director.
When do the terms of the Class 3 directors and the Class 2 director nominated for election expire?
      The term of each Class 3 director will expire at the 2009 annual meeting of shareholders or when his or her successor is duly elected and qualified and term of the Class 2 director will expire at the 2008 annual meeting of shareholders or when his successor is duly elected and qualified.
Who are the nominees for election as Class 3 directors?
      Nelson L. Levy (age 64) has served as a director of Targeted Genetics since May 1999. Since 1993, Dr. Levy has served as chairman of the board and chief executive officer of CoreTechs Corporation, a privately held company that focuses on the development and marketing of early-stage technologies. He served as president of Fujisawa Pharmaceutical Company, the U.S. subsidiary of Japan’s third-largest pharmaceutical company, from 1992 to 1993, as chief executive officer of CoreTechs from 1984 to 1992 and as vice president for pharmaceutical research at Abbott Laboratories from 1981 to 1984. Dr. Levy served as a tenured professor of microbiology and immunology at Duke University from 1970 to 1981. He currently serves as a director of several privately held companies and on the scientific advisory boards of several public and privately held biotechnology and pharmaceutical companies. Dr. Levy received his B.A. from Yale University, his M.D. from Columbia University and his Ph.D. from Duke University.

      H. Stewart Parker (age 50) managed the formation of Targeted Genetics as a wholly owned subsidiary of Immunex Corporation (Immunex was subsequently acquired by Amgen) and has served as president, chief executive officer and a director of Targeted Genetics since our inception in 1989. She served in various capacities at Immunex from August 1981 through December 1991, most recently as vice president, corporate development. Ms. Parker also served as president and a director of Receptech Corporation, a company formed by Immunex in 1989 to accelerate the development of soluble cytokine receptor products, from February 1991 to January 1993. She serves on the board of directors and the executive committee of BIO, the primary trade organization for the biotechnology industry, and as a director of several privately held companies. Ms. Parker received her B.A. and M.B.A. from the University of Washington.
      Michael S. Perry (age 46) has served as a director of Targeted Genetics since November 2005. Dr. Perry is currently Chief Development Officer at VIA Pharmaceuticals, Inc. Dr. Perry previously served as Chairman and CEO of Extropy Pharmaceuticals, Inc. from June 2003 to March 2005. From February 2002 to March 2003, Dr. Perry served as President and CEO of Pharsight Corporation. From 2000 to 2002, Dr. Perry served as Worldwide Head of Global Research and Development for Baxter BioScience. From 1994 to 2000, Dr. Perry was President and CEO of both SyStemix Inc. and Genetic Therapy Inc., two wholly owned subsidiaries of Novartis Corp. Prior to 1994, Dr. Perry held various management positions with Syntex Corporation, Schering-Plough Corporation, and BioResearch Laboratories, Inc. Dr. Perry holds a Doctor of Veterinary Medicine, a Ph.D. in Biomedical Science-CardioPulmonary Pharmacology, and a B.S. in Physics from the University of Guelph.
Who is the nominee for election as a Class 2 director?
      Roger L. Hawley (age 53) has served as a director of Targeted Genetics since August 2005. Mr. Hawley is currently the Chief Executive Officer of CG Pharma Inc., a newly formed, privately held specialty pharmaceutical company. He joined CG Pharma in February 2006. From July 2003 until January 2006, Mr. Hawley served as Executive Vice President, Commercial and Technical Operations of InterMune, Inc. From October 2002 to July 2003, Mr. Hawley served as Chief Commercial Officer at Prometheus Laboratories, Inc., a specialty pharmaceutical company. From 2001 to 2002, Mr. Hawley served as Vice President/ General Manager of Sales and Marketing at Elan Pharmaceuticals, Inc., a biopharmaceutical company. From 1987 to 2001, Mr. Hawley held various management positions in corporate finance, sales, and marketing at GlaxoSmithKline, Inc. Prior to joining GlaxoSmithKline, Mr. Hawley spent 12 years in financial management with Marathon Oil Company. Mr. Hawley holds a B.S. in accounting from Eastern Illinois University.
Continuing Directors

When do the terms of the continuing Class 2 directors expire?
      The term of each continuing Class 2 director expires at the 2008 annual meeting of shareholders or when his successor is duly elected and qualified.

Who are the continuing Class 2 Directors?
      Joseph M. Davie (age 66) has served as a director of Targeted Genetics since October 2000. Dr. Davie was employed by Biogen, Inc., a biopharmaceutical company, from 1993 to 2000, most recently serving as senior vice president, research. From 1987 to 1993, Dr. Davie held several positions at G.D. Searle & Co., including president of research and development and senior vice president of science and technology. Dr. Davie was professor and head of the Department of Microbiology and Immunology at Washington University School of Medicine from 1975 to 1987. He currently serves as a director of Curis, Inc., Inflazyme Pharmaceuticals, Ltd. and several privately held companies. Dr. Davie received his A.B., M.A. and Ph.D. in bacteriology from Indiana University and his M.D. from Washington University School of Medicine.

      Louis P. Lacasse (age 49) has served as a director of Targeted Genetics since May 1998. Mr. Lacasse has served as president of GeneChem Management, Inc. and as manager of GeneChem Technologies Venture Fund L.P. and GeneChem Theraputics Venture Fund, L.P., two venture capital funds, since May 1997. He served as vice president (Healthcare and Biotechnology) of SOFINOV, an investment subsidiary of Caisse de depot et placement du Quebec, from July 1987 to May 1997. Mr. Lacasse previously served as a director of several private and public companies, including Biochem Pharma Inc. and Axcan Pharma, Inc., and currently serves as a director of several privately held biotechnology companies. Mr. Lacasse received his Bachelor’s degree from the École des Hautes  Études Commerciales and his M.B.A. from McGill University.

When do the terms of the continuing Class 1 directors expire?
      The term of each continuing Class 1 director expires at the 2007 annual meeting of shareholders or when his successor is duly elected and qualified.

Who are the continuing Class 1 Directors?
      Jack L. Bowman (age 73) has served as a director of Targeted Genetics since March 1997. From March 2003 to May 2004, Mr. Bowman served as executive chairman and chairman of the board of NeoRx Corporation and as its chief executive officer from June 2003 to May 2004. From 1987 to January 1994, Mr. Bowman was a company group chairman at Johnson & Johnson, with primary responsibility for a group of companies in the diagnostic, blood glucose monitoring and pharmaceutical businesses. From 1980 to 1987, he held various positions at American Cyanamid Company, a pharmaceutical company, most recently as executive vice president. Mr. Bowman previously served as a member of the board of trustees of The Johns Hopkins University and currently serves as a director of Celgene Corporation and AVI Biotherapeutics, Inc.
      Jeremy L. Curnock Cook (age 56) has served as a director of Targeted Genetics since July 1995 and as chairman of the board since February 1998. Mr. Cook founded the International Biochemicals Group in 1975, which was sold to Royal Dutch Shell in 1985, serving as managing director until 1987. From 1987 to 2000, he was a director of Rothschild Asset Management Limited and was responsible for the Rothschild Bioscience Unit. He currently serves as chairman of the board of International Bioscience Managers Ltd. and as a director of SIRNA Therapeutics Inc., Inflazyme Pharmaceuticals, Ltd. and several public and privately held companies outside the United States. Mr. Cook previously served as a director of Cell Therapeutics, Inc. and Creative BioMolecules, Inc. Mr. Cook received his M.A. in Natural Sciences from Trinity College, Dublin.
How are directors compensated?
      Directors who are employees of Targeted Genetics do not receive any fees for their services as directors. We pay directors who are not employees of Targeted Genetics an annual retainer of $10,000 ($15,000 in the case of the chairman of the Board of Directors). We pay directors who are not employees of Targeted Genetics and members of the committees of the Board of Directors the following annual retainers:

•	Audit Committee — $4,000 ($5,000 in the case of the chairman of the committee);

•	Compensation Committee — $3,000 ($4,000 in the case of the chairman of the committee); and

•	All other board committees — $1,000 ($2,000 in the case of the chairman of each of those committees).
      We pay directors who are not employees of Targeted Genetics attendance fees of $1,000 per meeting of the Board of Directors ($1,500 in the case of the chairman of the board) and $500 for each committee meeting ($750 in the case of a committee chairman). We also reimburse our directors for travel expenses that they incur in attending meetings.

      Our stock option grant program for non-employee directors provides that each elected or appointed director who is not otherwise an employee of Targeted Genetics is eligible to receive stock option grants under our 1999 Stock Option Plan, including an initial grant of a non-qualified stock option, or NSO, to purchase 60,000 shares of our Common Stock and an annual grant, given every year thereafter, immediately following our annual meeting, of a NSO to purchase 20,000 shares of our Common Stock (and additional 5,000 shares for the chairman of the board). Initial NSOs granted to non-employee directors vest over a three-year period and the annual NSOs granted to non-employee directors vested over a one-year period.
How are the directors nominated?
      Our Board of Directors has adopted a charter of the Nominating and Corporate Governance Committee, or Nominating Committee, that describes the process by which candidates for possible inclusion in our recommended slate of director nominees are selected. The Board of Directors may amend this charter at any time, in which case the most current version will be available on our web site at http://www.targetedgenetics.com. Under its charter, the Nominating Committee is responsible for developing criteria for identifying and evaluating nominees for the Board of Directors.

How are candidates identified?
      Our Nominating Committee has two primary methods for identifying candidates beyond those proposed by our shareholders. On a periodic basis, the Nominating Committee may solicit ideas for possible candidates from a number of sources, including members of the Board of Directors, senior-level management, individuals personally known to the members of the Board of Directors and research, including publications, databases and internet searches. In addition, the Nominating Committee may from time to time use its authority under its charter to retain a search firm to identify candidates.

Can shareholders nominate directors?
      In accordance with our bylaws and applicable law, recommendations for nominations for the election of directors for consideration by the Nominating Committee may be made by any shareholder of record entitled to vote for the election of directors at shareholder meetings held for such purpose. The requirements a shareholder must follow for recommending persons for consideration by the Nominating Committee for election as directors are set forth in our bylaws and the section of this proxy statement entitled “Shareholders Proposals for the 2007 Annual Meeting.”
      Subject to the superior rights, if any, of the holders of any class or series of stock having a preference over our Common Stock that we may issue in the future, if a shareholder complies with the procedures for recommending persons for consideration by the Nominating Committee for election as directors, the Nominating Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the shareholder-recommended candidates and, in the exercise of the Nominating Committee’s independent judgment in accordance with the policies and procedures adopted in the Nominating Committee charter, will determine whether to recommend the shareholder-recommended candidates to the Board of Directors for inclusion in the list of candidates for election as director at the next shareholder meeting at which directors will be elected.

How are any other candidates evaluated?
      The Nominating Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, based on the Nominating Committee’s initial evaluation, a candidate continues to be of interest, the Nominating Committee will generally conduct interviews and arrange for appropriate background and reference checks.

Are the directors independent?
      The Board of Directors has determined that each of the following directors is an “independent director” as defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, or NASD: Jack L. Bowman, Jeremy L. Curnock Cook, Joseph M. Davie, Louis P. Lacasse, Nelson L. Levy, Roger L. Hawley, and Michael S. Perry.
What committees are there within the Board of Directors?
      Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
Who are on the committees and what do they do?
      The Board of Directors has also determined that each member of the Audit Committee, Compensation Committee and the Nominating Committee meets the independence requirements applicable to those committees prescribed by the NASD and the Securities and Exchange Commission, or SEC.

Audit Committee Composition: • Louis P. Lacasse (chairman) • Jeremy L. Curnock Cook • Roger L. Hawley • Nelson L. Levy	Audit Committee Purpose:

The Audit Committee operates under a written charter adopted by the Board of Directors as of March 4, 2004. The Audit Committee has general responsibility for monitoring the finance, accounting, audit, review and attest activities and internal controls of Targeted Genetics. In addition, the Audit Committee chooses and engages the certified public accountants to be appointed as the independent registered public accounting firm of Targeted Genetics, and ensures that such firm understands that it shall be ultimately accountable to and report to the Audit Committee. The Audit Committee has the sole authority to retain, evaluate, terminate and replace the independent registered public accounting firm. The Board of Directors has determined that Messrs. Curnock Cook, Hawley and Lacasse and Dr. Levy are “audit committee financial experts,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and that each of the members of the Audit Committee is independent in accordance with applicable NASDAQ listing standards and the rules and regulations of the SEC. A listing of the relevant experience that qualify Messrs. Hawley, Curnock Cook, and Lacasse and Dr. Levy as “audit committee financial experts” can be found in their biographical information contained at the beginning of “Proposal One — Election of Directors.” The Audit Committee held five meetings during 2005. The report of the Audit Committee is set forth below in this proxy statement.

Compensation Committee Composition: • Jack L. Bowman (chairman) • Joseph M. Davie • Michael S. Perry	Compensation Committee Purpose:

The Compensation Committee operates under a written charter adopted by the Board of Directors as of March 4, 2004. The Compensation Committee establishes salaries, incentives, option grants and other forms of compensation for our directors and executive officers. The Compensation Committee also administers our various incentive compensation and benefit plans, including our stock option plans, and recommends the establishment of policies relating to our incentive compensation and benefit plans. The Compensation Committee held three meetings during 2005. The report of the Compensation Committee is set forth below this proxy statement.

Nominating and Corporate Governance Committee Composition: • Joseph M. Davie (chairman) • Jack L. Bowman • Jeremy L. Curnock Cook	Nomination and Corporate Governance Committee Purpose:

The Nominating Committee operates under a written charter adopted by the Board of Directors. The Nominating Committee ensures that the Board of Directors is appropriately constituted to meet its fiduciary obligations to the shareholders and Targeted Genetics, monitors and safeguards the independence of the Board of Directors and provides a leadership role in shaping the corporate governance of Targeted Genetics. The Nominating Committee held three meetings in 2005.

Did the directors attend board meetings, committee meeting and our 2005 annual meeting of shareholders?
      During 2005, there were five meetings of our Board of Directors. Each of our directors attended 75% or more of the meetings of the Board of Directors and the meetings held by all committees on which he or she served. At the time of our 2005 annual meeting of shareholders our Board of Directors was comprised of 7 directors, 6 of whom attended the 2005 annual meeting of shareholders.
Compensation Committee Interlocks and Insider Participation
      During the fiscal year ended December 31, 2005, Mr. Bowman, Dr. Davie, Mark Richmond, and Dr. Perry served on the Compensation Committee of the Board of Directors. Dr. Richmond retired from the Board of Directors in October 2005 and was replaced on the Compensation Committee by Dr. Perry in October 2005. None of our executive officers served during the year ended December 31, 2005 as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our Compensation Committee or Board of Directors.

EXECUTIVE OFFICERS
Who are our Executive Officers?
      The following table lists our executive officers, who will serve in the capacities noted until their successors are duly appointed and qualified.

Name	Age	Position

H. Stewart Parker	50	President, Chief Executive Officer and Director
Barrie J. Carter, Ph.D.	61	Executive Vice President and Chief Scientific Officer
David J. Poston	43	Vice President, Finance, Chief Financial Officer, and Treasurer
      H. Stewart Parker’s biography is contained in the section of this proxy statement entitled “Proposal One — Who are the nominees for election as Class 3 directors?”
      Barrie J. Carter has served as an executive vice president of Targeted Genetics since August 1992. Dr. Carter has served as chief scientific officer since January 2001 and was director of research and development from August 1992 to December 2000. Before joining Targeted Genetics he was employed for 22 years by the National Institutes of Health, or NIH. He served as chief of the laboratory of molecular and cellular biology in the National Institute for Diabetes and Digestive and Kidney Diseases from 1982 to 1992. From 1995 to 2000, he was an affiliate professor of medicine at the University of Washington Medical School. Dr. Carter received his B.Sc. (Honors) from the University of Otago, Dunedin, New Zealand and his Ph.D. in biochemistry from the University of Otago Medical School. He then spent a period of postdoctoral training at the Imperial Cancer Research Fund Laboratories in London before joining the NIH. His long-term research interests are in the molecular biology of viruses, development of AAV vectors and gene therapy. Dr. Carter serves on the editorial board of Human Gene Therapy, as a section editor of Current Opinion in Molecular Therapeutics and as an associate editor of Virology. He also serves as a member of the advisory committee to the director of the NIH and as a director of the American Society for Gene Therapy.
      David J. Poston has served as vice president, finance, chief financial officer, and treasurer since January 2006. From October 2005 until January 2006, Mr. Poston served as acting chief financial officer and treasurer. Mr. Poston joined Targeted Genetics in January 1999 as its Director, Finance. From January 2001 until January 2006, Mr. Poston served as Senior Director, Finance and Assistant Secretary. Prior to joining Targeted Genetics, Mr. Poston served as Controller of Corixa Corporation from 1997 to 1998, and served Todd Shipyards Corporation in various capacities including Controller and Assistant Treasurer. He started his career in public accounting at KPMG in 1985. Mr. Poston earned his B.A. degree in Accounting from the University of Puget Sound and was the Norton Clapp Arete Scholar.

EXECUTIVE COMPENSATION
Compensation Summary
      The following table lists all compensation earned during 2005, 2004 and 2003 by our chief executive officer and our other executive officers whose salary and bonus exceeded $100,000 for 2005, and one additional individual for whom information would have been reported but for the fact that such individual was not serving as an executive officer at the end of 2005, referred to collectively as our “Named Executive Officers”:
Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation($)

H. Stewart Parker(1)	2005	$418,000	$0	100,000	$4,516
President and Chief Executive	2004	398,000	81,969	200,000	3,876
Officer	2003	364,000	191,100	100,000	565
Barrie J. Carter, Ph.D.(2)	2005	278,000	0	75,000
Executive Vice President and	2004	265,000	38,984	150,000	4,953
Chief Scientific Officer	2003	243,320	90,870	70,000	1,531
David J. Poston(3)(4)	2005	150,500	0	27,000	3,662
Vice President, Finance, Chief Financial Officer, and Treasurer
Todd E. Simpson(4)(5)	2005	211,419	0	75,000	45,799
Former Vice President, Finance	2004	240,000	35,306	150,000	26,478
and Administration, Chief	2003	210,000	78,750	70,000	24,192
Financial Officer, Treasurer and Secretary

(1)	“All Other Compensation” for Ms. Parker consists of matching contributions to a 401(k) savings plan of $3,500 in 2005, $3,250 in 2004, and zero in 2003; and excess life insurance premiums of $1,016 in 2005, $626 in 2004, and $565 in 2003.

(2)	“All Other Compensation” for Dr. Carter consists of matching contributions to a 401(k) savings plan of $3,500 in 2005, $3,250 in 2004, and zero in 2003; and excess life insurance premiums of $1,806 in 2005, $1,703 in 2004, and $1,531 in 2003.

(3)	“All Other Compensation” for Mr. Poston consists matching contributions to a 401(k) savings plan of $3,500 in 2005 and excess life insurance premiums of $162 in 2005.

(4)	David J. Poston was named acting chief financial officer and treasurer on October 1, 2005 to replace Todd E. Simpson. Mr. Simpson resigned as chief financial officer effective October 1, 2005. In January 2006, Mr. Poston was appointed vice president, finance, chief financial officer, and treasurer.

(5)	“All Other Compensation” for Mr. Simpson consists of forgiveness of an installment payment and interest on a relocation assistance loan of $42,000 in 2005, $23,000 in 2004 and $24,000 in 2003, in accordance with the terms of the loan; matching contributions to a 401(k) savings plan of $3,500 in 2005, $3,250 in 2004, and zero in 2003; and excess life insurance premiums of $299 in 2005, $228 in 2004 and $192 in 2003.

Option Grants in 2005
      The following table provides information regarding options granted to the Named Executive Officers during 2005:
Option Grants in Last Fiscal Year

	Individual Grants

		Percent of			Potential Realizable Value
	Number of	Total Options			at Assumed Annual Rates of
	Shares	Granted to			Stock Price Appreciation for
	Underlying	Employees in	Exercise		Option Term(3)
	Options	Last Fiscal	Price	Expiration
Name	Granted(1)	Year(2)	$(/Share)	Date	5%($)	10%($)

H. Stewart Parker	100,000	7.9%	$0.91	5/26/2015	$57,229	$145,031
Barrie J. Carter, Ph.D.	75,000	5.9	0.91	5/26/2015	42,922	108,773
David J. Poston	27,000	2.1	0.91	5/26/2015	15,452	39,158
Todd E. Simpson(4)	75,000	5.9	0.91	5/26/2015	42,922	108,773

(1)	Options are granted at the fair market value on the date of grant and vest over four years, with 6.25% of each grant becoming exercisable each quarter, beginning three months after the date of grant. Specified changes in control of Targeted Genetics can trigger accelerated vesting of stock options and rights to related payments.

(2)	We granted our employees options to purchase a total of 1,263,200 shares of our Common Stock. In addition in 2005 we granted our directors options to purchase 265,000 shares of Common Stock.

(3)	The dollar amounts set forth as potential realizable values are calculated based on assumed rates of appreciation of 5% and 10% and are not intended to forecast future appreciation. The Named Executive Officers will realize no value if our stock price does not exceed the exercise price of the options.

(4)	Mr. Simpson resigned as chief financial officer effective October 1, 2005.
Option Exercises in 2005 and Fiscal Year-End Option Values
      The following table provides information regarding unexercised options held as of December 31, 2005 by the Named Executive Officers. No options were exercised by the Named Executive Officers during 2005.
Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values

	Total Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options at
	Options at Fiscal Year-End(#)		Fiscal Year-End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

H. Stewart Parker	839,537	213,821	$4,000	$0
Barrie J. Carter, Ph.D.	455,010	162,500	2,800	0
David J. Poston	136,124	84,376	0	0
Todd E. Simpson(2)	250,000	0	520	0

(1)	The value of unexercised options is calculated based on the closing share price of our Common Stock on the Nasdaq Capital Market on December 31, 2005, which was $0.49 per share, net of the option exercise price.

(2)	Mr. Simpson resigned as chief financial officer effective October 1, 2005.

Change in Control Arrangements
      Senior Management Employment Agreements. In October 1996, we entered into Senior Management Employment Agreements with both H. Stewart Parker and Barrie J. Carter. We entered into a substantially similar agreement with David J. Poston in August 1999. These agreements provide that, following a “change in control” (as that term is defined in the agreements), each executive who continues to be employed by the surviving company will be entitled to receive an annual base salary that is not less than his or her salary in effect before the change in control and an annual bonus at least equal to the average of his or her annual bonuses for the three prior years. In addition, each of these executives will be entitled to insurance coverage and other employee benefits no less favorable than their benefits in effect before the change in control. If during the two-year period after a change in control the employment of any of these executives is terminated for any reason other than death, disability or “cause” or the executive terminates his or her employment for “good reason” (as these terms are defined in the agreements), the terminated executive will be entitled to specified additional benefits, including a lump-sum payment equal to one and one-half times (or, in the case of Ms. Parker, two times) the sum of (a) that executive’s annual salary before the change in control (or on the date of termination, if the executive’s salary is higher on that date) and (b) a percentage of that salary equal to the executive’s percentage bonus for the year before the change in control. If no such bonus was paid or if the bonus cannot be determined, the applicable percentage will be 10%. In addition, the terminated executive will be entitled to be paid an amount sufficient to compensate the executive for any excise tax, including interest and penalties, imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, and will be entitled to continuation of life insurance, disability, health, dental and other similar employee benefits for one year after termination. The Senior Management Employment Agreements generally may be terminated with 30 days’ prior written notice, but we will remain liable for any obligations arising before the termination.
      Option Plans. Our Restated 1992 Stock Option Plan and our 1999 Stock Option Plan each contain provisions that could result in the accelerated vesting of options granted under those plans in the event of a “change in control,” as that term is defined in each of the plans. The vesting of options granted to our executive officers under these plans may accelerate in the event of a change in control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of our Board of Directors currently consists of Jack L. Bowman, Joseph M. Davie and Michael S. Perry, all of whom are independent directors as defined under Nasdaq rules. The Compensation Committee is responsible for our executive compensation program and for administering our incentive compensation and benefit plans. On an annual basis, the Compensation Committee evaluates the performance and compensation of our executive officers.
      Our executive compensation philosophy is to pay competitively to:

•	attract qualified executive personnel capable of enabling Targeted Genetics to achieve its business objectives;

•	retain and motivate these executives to achieve superior performance;

•	link individual compensation to individual and company performance; and

•	align executives’ financial interest with those of our shareholders.
      Our executive compensation program includes the following components:

•	base salaries comparable to those paid by other biotechnology companies of comparable size and mission, taking into account the qualifications and performance of our executive officers;

•	annual bonuses that are structured to encourage executives to focus on achieving important short-term corporate and individual objectives; and

•	long-term incentives in the form of stock option grants, which provide financial rewards on the same basis as those realized by our shareholders.
      Base Salaries. On January 13, 2006, the Compensation Committee met to consider the compensation levels of our chief executive officer and our other executive officers for 2006. In addition, the Compensation Committee discussed the performance of our executive officers with respect to our corporate objectives that were set in early 2005. The primary objectives consisted of making substantial progress in our clinical programs; successfully strengthening our financial assets; and further developing our manufacturing capabilities and processes. The Compensation Committee concluded that the executive officers had achieved substantially all of the 2005 corporate goals. While the compensation committee concluded that the executive officers had substantially achieved several, but not all, of the corporate objectives identified for 2005, in light of Targeted Genetics’ financial position and generally poor market and economic conditions affecting the gene therapy product development, we chose not increase the 2006 base salaries for Ms. Parker and Dr. Carter. We recommended that Ms. Parker’s base salary for 2006 remain at $418,000 and that Dr. Carter’s base salary for 2006 remain at $278,000. In recognition of Mr. Poston’s promotion to Vice President, Finance, Chief Financial Officer and Treasurer, we recommended that Mr. Poston’s salary for 2006 increase by 8% to $200,000. In October, 2005, upon being named interim Chief Financial Officer, Mr. Poston’s base salary for 2005 was set at $185,000.
      Short-Term Incentive Bonuses. On January 13, 2006, the Compensation Committee met to discuss the performance of our executive officers with respect to our corporate objectives that were set in early 2005. The primary objectives consisted of advancing our clinical development programs; and strengthening our financial position. The Compensation Committee concluded that the executive officers had achieved many of the 2005 corporate goals. However, in light of Targeted Genetics’ financial position and generally poor market and economic conditions affecting the gene therapy product development, we chose not to recommend a bonus for any Named Executive officer in for 2005 performance.
      Stock Option Grants. We grant stock options to provide a long-term incentive opportunity that is directly linked to an increase in shareholder value. We generally grant options with an exercise price equal to the market value of our Common Stock on the date of the grant and a term of ten years, and the options become exercisable over a four-year period in sixteen equal installments beginning three months after the date of grant. To encourage employee retention, we grant all options as incentive stock options to the maximum extent possible under the Internal Revenue Code.
      When determining the size of potential option grants to our executive officers, the Compensation Committee uses a “range of shares” approach, referencing competitive grant guidelines prepared by a human resource and benefits consulting firm. We plan to annually review and revise these guidelines based on then-current competitive data.
      Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based” is, however, excluded from the $1 million limit. We do not presently expect total cash compensation payable to any of the Named Executive Officers to exceed the $1 million limit. It is our policy, however, to have the compensation paid to the Named Executive Officers qualify as performance-based and deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code unless there is a valid compensation reason that would justify paying non-deductible amounts. We have structured our incentive plans so that bonuses and stock options are fully deductible. Non-deductible compensation for executive officers would typically take the form of signing or guaranteed bonuses agreed to at the time of hire in order to provide the individual with an incentive to join the company.
      Compensation of the Chief Executive Officer. We believe that Ms. Parker continues to provide outstanding leadership for Targeted Genetics, advancing Targeted Genetics’ product candidates through clinical development, and successfully maintaining or expanding our current strategic partnerships and executing new strategic partnerships. The Compensation Committee fixed Ms. Parker’s 2005 base salary in a manner consistent with the compensation principles described above and reflecting the performance of Targeted Genetics and Ms. Parker in 2004. The Committee’s determination of Ms. Parker’s compensation was qualitative in nature and based on a variety of factors, including comparison group compensation data, attainment of various corporate goals, total shareholder return, and other financial and operating performance, individual performance and other factors. All of these factors were considered collectively and no specific mathematical weights were assigned to these factors. Consistent with the foregoing, and in light of economic and poor market conditions affecting gene therapy product development, we determined Ms. Parker’s base salary would be $418,000 and should remain at $418,000 for 2006 and that no performance bonus be given.

Compensation Committee

Jack L. Bowman (chairman)
Joseph M. Davie

Michael S. Perry

PRINCIPAL SHAREHOLDERS
      The following table provides information with respect to the beneficial ownership of shares of our Common Stock outstanding as of March 13, 2006 by:

•	each person that we know beneficially owns 5% or more of our Common Stock;

•	each of our directors;

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.
      The percentage ownership data is based on 98,498,855 shares of our Common Stock outstanding as of March 13, 2006. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options or warrants that are currently exercisable or will become exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding the option or warrant, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of Common Stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Amount and
	Nature of	Percent of
	Beneficial	Common Stock
Name and Address of Beneficial Owner	Ownership	Outstanding

5% or greater Owners:
Biogen Idec Inc.(1)	11,704,095	11.9%
14 Cambridge Center
Cambridge, MA 02142
Elan International Services, Ltd.(2)	11,626,282	11.8%
102 James Court Flatts
Smith Parish Fl 04 Bermuda
Directors and Executive Officers(3):
H. Stewart Parker	1,035,841	1.0%
Barrie J. Carter	585,750	*
David J. Poston	163,124	*
Todd E. Simpson(4)	0	—
Jack L. Bowman	110,000	*
Jeremy L. Curnock Cook	120,000	*
Joseph M. Davie	95,000	*
Louis P. Lacasse(3)	1,550,185	1.6%
Nelson L. Levy	95,700	*
Roger L. Hawley	0	—
Michael S. Perry	0	—
All directors and executive officers as a group (10 persons)(5)	3,755,600	3.7%

*	Less than 1%

(1)	The information in this table for Biogen Idec Inc. is based solely on a Schedule 13D/ A filed by Biogen Idec Inc. with the SEC regarding its beneficial ownership of our common stock as of September 1, 2005.

(2)	The information in this table for Elan International Services, Ltd. is based solely on a Form 4 filed by Elan International Services, Ltd. with the SEC regarding its beneficial ownership of our common stock as of January 6, 2005.

(3)	Includes 1,450,185 shares of our Common Stock owned by GeneChem Technologies Venture Fund L.P., or GeneChem. Mr. Lacasse is president of GeneChem Management, Inc., the manager of GeneChem, and thereby has power to vote the securities held by GeneChem. Mr. Lacasse disclaims beneficial ownership of the securities owned by GeneChem.

(4)	Mr. Simpson resigned as chief financial officer effective October 1, 2005.

(5)	For each director and Named Executive Officer, includes beneficial ownership of the number of shares of Common Stock set forth below opposite such director’s or executive officer’s name, which shares may be acquired within 60 days of March 13, 2006, pursuant to the exercise of options granted under Targeted Genetics’ stock option plans.

•	H. Stewart Parker	824,086
•	Barrie J. Carter	448,085
•	David J. Poston	146,124
•	Todd E. Simpson	0
•	Jack L. Bowman	101,666
•	Jeremy L. Curnock Cook	116,666
•	Joseph M. Davie	81,666
•	Louis P. Lacasse	96,666
•	Nelson L. Levy	91,666
•	Michael S. Perry	0
•	Roger L. Hawley	0

•	All directors and executive officers as a group (10 persons)	1,906,625

PERFORMANCE GRAPH
      The following graph shows a comparison of cumulative total shareholder return for Targeted Genetics, the NASDAQ Composite Index, and the NASDAQ Biotechnology Index, or NBI. The graph shows the value, as of December 30, 2005, of $100 invested on December 29, 2000 in our Common Stock, the NASDAQ Composite Index, and the NBI.
Comparison of Cumulative Total Return among Targeted Genetics Corporation, the
NASDAQ Biotechnology Index and the NASDAQ Composite Index

	Dec. 29,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 30,
	2000	2001	2002	2003	2004	2005

Targeted Genetics	$100	$40.51	$5.98	$32.74	$23.17	$7.32

NASDAQ Biotechnology Index	$100	$83.80	$45.81	$66.77	$70.86	$72.87

NASDAQ Composite Index	$100	$78.95	$54.06	$81.09	$88.06	$89.27

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and holders of 10% or more of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require our executive officers, directors and 10%-or-greater shareholders to give us copies of all Section 16(a) forms that they file with the SEC.
      Based solely on our review of these forms, or written representations from reporting persons that no such forms were required for those persons, we believe that our executive officers, directors and 10%-or-greater shareholders complied with all applicable filing requirements for the 2005 calendar year.

PROPOSAL TWO
APPROVAL OF THE AMENDMENT AND RESTATEMENT THE RESTATED ARTICLES
      The Board of Directors recommends that you vote “FOR” the approval of the amendment and restatement our Restated Articles to (i) effect a stock combination (reverse stock split) of the Common Stock in a ratio of either one-for-five, one-for-seven, or one-for-ten, as may be determined by the Board of Directors, (ii) establish, depending on the ratio of the reverse stock split, the authorized shares of Common Stock at 36,000,000, 25,714,286, or 18,000,000 shares, respectively, and the authorized shares of our Preferred Stock to 1,200,000, 857,143, or 600,000 shares, respectively (of which 360,000, 257,143, or 180,000 shares, respectively, shall be designated Series A Participating Cumulative Preferred Stock), after giving effect to the reverse stock split and (iii) make other ministerial changes, and to authorize the Board of Directors, if determined appropriate by the Board of Directors at any time before the 2007 annual meeting of shareholders, to file such an amendment and restatement of our Amended and Restated Articles of Incorporation reflecting the ratio it has selected.
What am I voting for?
      You are voting to approve the amendment and restatement the Restated Articles to (i) effect a reverse stock split of our stock in a ratio of one-for-five, one-for-seven, or one-for-ten, the final ratio to be determined by the Board of Directors, if and at such specific ratio as determined by the Board of Directors at any time before the 2007 annual meeting of shareholders, and (ii) establish, depending on the ratio of the reverse stock split, the authorized shares of Common Stock at 36,000,000, 25,714,286 or 18,000,000 shares, respectively, and the authorized shares of Preferred Stock at 1,200,000, 857,143 or 600,000 shares, respectively, (of which 360,000, 257,143 or 180,000 shares, respectively, shall be designated Series A Participating Cumulative Preferred Stock) after giving effect to the reverse stock split. Approval of this proposal shall constitute approval of each of the three alternative amendments and restatements of the Restated Articles, and shall authorize the board to Board of Directors to file an amendment and restatement with the Washington Secretary of State with respect to the specific ratio that the Board of Directors may determine appropriate. The Board of Directors will choose only one ratio and only one amendment and restatement will be made. Because the submission of the amendment and restatement of the Restated Articles is contingent upon the Board of Directors’ selection of the appropriate ratio and the determination that the filing of an amendment and restatement of the Restated Articles is appropriate, no further action will be required if the Board of Directors determines not to effectuate the reverse stock split.
What is the purpose of the granting the Board authority to effect a reverse stock split?
      As of March 13, 2006, we had 98,498,855 shares of Common Stock outstanding and the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.40, resulting in an aggregate market capitalization of approximately $39 million. We are seeking to effect a reverse stock split to decrease the number of outstanding shares of Common Stock and to increase the per share market price of our Common Stock.
      We also believe that a higher stock price may help generate greater investor interest in our securities and help us attract and retain employees. We believe that some institutional investors and investment funds are reluctant to invest in stocks with lower per share prices. In addition, we considered that our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower-priced securities to their clients. Certain investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Finally, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower-priced stocks. Accordingly, we concluded that it may be desirable to reduce the number of outstanding shares of our Common Stock, which might support a higher per share stock price based on our current market capitalization.

      Moreover, we believe that a reverse stock split will assist in our efforts to maintain compliance with the continued listing requirements of the Nasdaq Capital Market. The continued listing requirements for the Nasdaq Capital Market require us to maintain a minimum bid price of at least $1.00 per share. Our Board of Directors believes that maintaining our listing on the Nasdaq Capital Market is in our best interest and the best interest of our shareholders because the Nasdaq Capital Market provides a broader market for trading our Common Stock and increases our ability to use our Common Stock for strategic or financing transactions.
Are any other actions required by the shareholders to amend and restate the Restated Articles?
      Our Board of Directors also adopted resolutions recommending approval of the amendment and restatement the Restated Articles, finding it advisable and directing it to be submitted to our shareholders for approval. If our shareholders approve this proposal, no further action by the shareholders will be required for the Board of Directors to either to implement or abandon the reverse stock split. Our Board of Directors may elect by unanimous written consent or at special or regular meeting to select a reverse stock split ratio of one-for-five, one-for-seven or one-for-ten and file with the Washington Secretary of State the an amendment and restatement of the Restated Articles, in the form attached hereto as Annex A, effecting such split ratio at any time before the 2007 annual meeting of shareholders. The Board of Directors will choose only one ratio and only one amendment and restatement will be made. Any such amendment and restatement of the Restated Articles to effect the reverse stock split and reestablish the amount of authorized capital stock would become effective upon filing with the Washington Secretary of State. We would notify our shareholders of the effectiveness of the reverse stock split by issuing a press release. The Board of Directors reserves the right, even if our shareholders approve this proposal at the annual meeting, to elect not to file an amendment and restatement of the Restated Articles, if the Board of Directors determines in its sole discretion that implementing a reverse stock split is not in our best interests or the best interests of our shareholders. Because the submission of the amendment and restatement of the Restated Articles is contingent upon the Board of Directors’ selection of the appropriate ratio and the determination that the filing of an amendment and restatement of the Restated Articles is appropriate, no further action will be required if the Board of Directors determines not to effectuate the reverse stock split.
What will happen if the reverse stock split is approved?
      In March 2006, our Board of Directors unanimously adopted resolutions approving the amendment and restatement of the Restated Articles to effect a reverse stock split of our authorized and issued and outstanding capital stock at one of the following ratios: (i) one-for-five, (ii) one-for-seven or (iii) one-for-ten, and recommending the amendment and restatement of the Restated Articles for approval by our shareholders. The reverse stock split may be implemented if and at such specific ratio as determined by the Board of Directors any time before the 2007 annual meeting of shareholders. Pursuant to the reverse stock split, each holder of five shares, seven shares or ten shares, as the case may be, of our Common Stock immediately prior to the effectiveness of the reverse stock split, would become the holder of one share of our Common Stock, and the number of authorized shares of our Common Stock and Preferred Stock would be reduced as well. With the exception of the number of authorized shares and issued and outstanding shares, the rights and preferences of the shares of our Common Stock and Preferred Stock prior and subsequent to a reverse stock split would remain the same.
What are the risks of a reverse stock split?
      There can be no assurance that the per share market price of our Common Stock will increase following any reverse stock split. The following table illustrates the effects on the number of shares that would be (i) outstanding, (ii) authorized but reserved for issuance and (iii) authorized but unissued if any of the reverse stock splits are effected and possible market prices of our Common Stock, assuming that the market price will change precisely in accordance with the multiple of the ratio of the particular amendment to be effected (the table has been prepared based on a market price of $0.40 per share — the closing price on March 13, 2006).
      We cannot predict whether any proposed reverse stock split would achieve the desired results. The price per share of our Common Stock is also a function of our financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of our Common Stock after any reverse stock split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, or that any increase can be sustained for a prolonged period of time. Even if we effect the reverse stock split, the total market capitalization of our Common Stock after any proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our Common Stock following any reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. Moreover, even if a reverse stock split has the desired effect with respect to our stock price, there can be no assurance that we would be able to maintain compliance with all of the continued listing requirements of the Nasdaq Capital Market.
      In addition, a reverse stock split may have the effect of creating odd lots of stock for some shareholders. Odd lots of our Common Stock may be more difficult to sell and any such sales could require higher than typical brokerage commissions.
What is the over all effect of a reverse stock split on the numbers of shares and price?
      The following chart summarizes the effects of the reverse stock split on the number of shares outstanding, the number of shares reserved, the number of shares authorized, and the share price under the different reverse stock split ratios:

				Approximate
			Approximate	Number of
		Approximate	Number of	Shares of	Product of
		Number of	Shares of	Common Stock	Reverse Stock
	Shares of	Shares of	Common Stock	Authorized but	Split Ratio
	Common Stock	Common Stock	Reserved for	Unreserved and	and Market
	Outstanding as	Outstanding	Issuance After	Unissued After	Price as of
Reverse Stock	of March 13,	After Reverse	Reverse Stock	Reverse Stock	March 13,
Split Ratio	2006	Stock Split	Split	Split	2006

None	98,498,855	98,498,855	12,034,411	69,466,734	$0.40
One-for-five	98,498,855	19,699,771	2,406,882	13,893,347	$2.00
One-for-seven	98,498,855	14,071,265	1,719,202	9,923,819	$2.80
One-for-ten	98,498,855	9,849,886	1,203,441	6,946,673	$4.00
What are the effects of a reverse stock split on “odd-lots” of holdings?
      A reverse stock split may result in some shareholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
Will a reverse stock split change the par value of our Common Stock or the value of outstanding options or other convertible securities?
      A reverse stock split would not change the par value per share of our Common Stock, which would remain at $0.01 per share after giving effect to the reverse stock split. Outstanding options and warrants to purchase Common Stock, and any other convertible security, would be adjusted so that the number of shares of Common Stock issuable upon their exercise or conversion would be divided by five, seven or ten, as the case may be (and corresponding adjustments would be made to the number of shares vested under each outstanding option), and the exercise price of each option and warrant would be multiplied by five, seven or ten, as the case may be.

What happens to fractional shares resulting from a reverse stock split?
      No fractional shares would be issued upon the effectiveness of a reverse stock split. Instead of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the reverse stock split, we will pay cash equal to the fractional share multiplied by the closing price of our Common Stock on the Nasdaq Capital Market (as adjusted to reflect the reverse stock split), on the trading date that is immediately prior to the date the Amended and Restated Articles of Incorporation are filed with the Washington Secretary of State.
      As a result, holders of as many as nine shares of our Common Stock would be eliminated if the outer range of the proposed reverse stock split ratio (i.e., one-for-ten) is adopted. The shareholders who will be eliminated will vary depending on the reverse stock split ratio and if the reverse stock split ratio is set at the upper-end of the range (i.e., one-for-ten), more shareholders will be eliminated than if the reverse stock split ratio is set at the lower end (i.e., one-for-five).
      The reverse stock split is not intended to result in a going private transaction under Rule 13a-3 under the Securities Exchange Act of 1934.
How do I receive a new certificate evidencing ownership?
      If the Board of Directors determines to effect the reverse stock split, it would occur without any further action on the part of shareholders once we file an amendment and restatement of the Restated Articles with the Washington Secretary of State, and would not be affected by the timing of the physical surrender of the old stock certificates. After a reverse stock split becomes effective, we would notify holders of our Common Stock and request that holders of certificated shares surrender their stock certificates for new certificates representing the number of whole shares of Common Stock into which their shares have been converted. Until the old certificates are surrendered, each current certificate representing shares of Common Stock would evidence ownership of Common Stock in the appropriately reduced whole number of shares, after taking into account the reverse stock split. Shareholders holding stock certificates should not destroy any stock certificates and should not submit any certificates for exchange until requested to do so.
How would a reverse stock split affect our financial reporting?
      The par value per share of our Common Stock would remain the same after giving effect to a reverse stock split. As a result, our stated capital would be reduced and capital in excess of par value (paid-in capital) would be increased accordingly. Shareholders’ equity would remain unchanged. Per share net loss would be retroactively restated to reflect the reverse stock split.
What would be the effect on a potential take-over?
      Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction to combine us with another company), this proposal is not being proposed in response to any effort to accumulate our Common Stock or obtain control of us, nor is it part of a plan by management to recommend similar amendments to the Board of Directors and shareholders. Other than for this proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Restated Articles that could be construed to affect the ability of third parties to take over or change the control of us.
What are the rights of a dissenter to a reverse stock split?
      Chapter 23B.13.020 of the Washington Business Corporation Act provides for dissenters’ rights for any amendment to the articles of incorporation that results in redemption or cancellation of all of a shareholder’s shares in exchange for cash. Any shareholder who would otherwise have been entitled to receive only a fractional share in a reverse stock split may be entitled to a judicial appraisal of the fair value of his or her fractional share. The reverse stock split, if consummated, may result in the reduction of the number of shares owned by a shareholder to a fraction of a share. In order to be entitled to dissenters’ rights under Chapter 23B.13.020 in connection with the reverse stock split, a shareholder must:

•	be within the class of shareholders who may be entitled to dissenters’ rights (i.e., those shareholders who would have been entitled to receive only a fractional share);

•	deliver to us, before the vote to authorize the reverse stock split is taken, notice of the shareholder’s intention to demand payment of his, her or its fractional share if the reverse stock split is effected; and

•	not vote in favor of the authorization to effect the reverse stock split.
      A shareholder’s failure to vote in favor of the proposed authorization to effect the reverse stock split will not be sufficient to satisfy the notice requirements of the statute; the shareholder must also deliver the required notice before the vote occurs. The foregoing summary of Chapter 23B.13 of the Washington Business Corporation Act does not purport to be complete and is qualified in its entirety by reference to the full text of Chapter 23B.13, which is set forth as Annex B attached to this proxy statement. Shareholders who wish to exercise their statutory dissenters’ rights are urged to consult legal counsel for assistance in exercising their rights. Any shareholder entitled to dissenters’ rights who fails to comply completely and on a timely basis with all requirements of Chapter 23B.13 for perfecting dissenters’ rights will lose those rights.
What are the United States federal income tax consequences of the reverse stock split?
      The following summarizes the material United States federal income tax consequences of a reverse stock split to holders whose pre-split shares of our Common Stock are exchanged for post-split shares pursuant to a reverse stock split. The summary is based on the Internal Revenue Code, applicable current and proposed United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The discussion applies only to holders who hold the pre-split shares and the post-split shares as capital assets (generally, property held for investment), and does not address the tax consequences that may be relevant to holders that are subject to special tax rules, such as insurance companies, tax-exempt organizations, broker-dealers, financial institutions, traders in securities that elect to mark to market, or holders who are not “United States persons” or who hold the pre-split shares as part of a hedge, straddle, constructive sale or conversion transaction, or who acquired the pre-split shares pursuant to the exercise of warrants, employee stock options or otherwise as compensation.
      In general, for United States federal income tax purposes, (i) no gain or loss should be recognized by a holder on the exchange of the pre-split shares for the post-split shares pursuant to the reverse stock split, except that any gain realized by a holder on the exchange will be recognized to the extent that cash payments are received by the holder for fractional shares; (ii) the aggregate tax basis in the post-split shares received by a holder in the reverse stock split should be the same as the aggregate tax basis in the pre-split shares exchanged therefor, increased by any gain recognized by the holder on the exchange and decreased by the amount the cash payments received by the holder for fractional shares; and (iii) the tax holding period for the post-split shares received by a holder in the reverse stock split should include the period during which the holder held the pre-split shares exchanged therefor.
      The United States federal income tax consequences set forth above are included for general informational purposes only and are based upon current law. Because individual circumstances may differ, each holder of pre-split shares of our Common Stock is urged to consult with its own tax advisor to determine the applicability of the rules discussed above to such holder and the particular tax effects of the reverse stock split, including the application and effect of state, local, foreign and other tax laws.
What is the recommendation of the Board of Directors?
      The Board of Directors recommends that you vote “FOR” the approval of the amendment and restatement of the Restated Articles. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve this proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.
PROPOSAL THREE
RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I voting for?
      You are voting to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm to audit and report on our consolidated financial statements for the year ending December 31, 2006.
      The decision to submit the appointment of Ernst & Young to our shareholders for ratification was recommended and approved by our Audit Committee. The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of the independent registered public accounting firm. Ernst & Young also served as our independent registered public accounting firm for each of the years ended December 31, 2004 and December 31, 2005. Representatives of Ernst & Young are expected to attend the annual meeting, be available to respond to appropriate questions from shareholders and have the opportunity to make a statement if they desire to do so. If our shareholders fail to ratify the selection of Ernst & Young, the Audit Committee and the Board of Directors will consider whether to retain Ernst & Young, and may retain that firm or another firm without resubmitting the matter to our shareholders.
Who is responsible for the financial reports?
      Our management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit.
What is the cost associated with Ernst & Young LLP’s services?
      The fees billed by Ernst & Young LLP for the indicated services performed during the fiscal years ended December 31, 2005 and December 31, 2004 were as follows:

	Fiscal 2005	Fiscal 2004

Audit fees	$420,000	$307,000
Audit-related fees	—	74,000
Tax fees	21,000	18,000

Total fees	$441,000	$399,000

What are these fees for?
      Audit fees: Consists of fees related to professional services rendered in connection with the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q and accounting consultations that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.

      Audit-related fees: Consists of fees for assurance and related services and consisted primarily professional services rendered in connection with equity financings.
      Tax fees: Consists of fees billed for professional services related to federal and state tax return preparation.
How are audit fees approved? What is the policy for approval of audit fees?
      All fees billed by outside auditors incurred in 2005 were pre-approved by the Audit Committee. Our Audit Committee has determined that Ernst & Young’s rendering of all other non-audit services is compatible with maintaining auditor independence. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations projects. Each category is subject to a specific budget or quarterly dollar amount. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee has delegated certain pre-approval authority to its Chairman. The Chairman must report any decisions to the Audit Committee at its next scheduled meeting.
What does the Board of Directors recommend?
      The Board of Directors recommends that you vote “FOR” ratification of Ernst & Young LLP, as our independent registered public accounting firm, to audit and report on our consolidated financial statements for the year ending December 31, 2006.
AUDIT COMMITTEE REPORT
      In 2005, the Audit Committee met and held discussions with management and the independent registered public accounting firm. In addition, the members of the Audit Committee individually reviewed our consolidated financial statements before we filed them with the SEC in our quarterly reports on Forms 10-Q and annual report on Form 10-K. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards, or SAS, No. 61, as amended by SAS No. 90, Communication with Audit Committees.
      Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by the Independence Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, and discussed with the Audit Committee Ernst & Young LLP’s independence and considered the compatibility of non-audit services with the firm’s independence.

      Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and its review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission. The Audit Committee also evaluated the performance of Ernst & Young LLP and recommended to the Board of Directors that Ernst & Young LLP be selected as Targeted Genetics’ independent registered public accounting firm to audit and report on Targeted Genetics’ consolidated financial statements for the year ending December 31, 2006.

Audit Committee

Louis P. Lacasse (chairman)
Jeremy L. Curnock Cook

Roger L. Hawley

Nelson L. Levy

CORPORATE GOVERNANCE
Where can I find our more about Targeted Genetics’ corporate governance policies?
      Current copies of the following materials related to our corporate governance policies and practices are available publicly on our web site at http://www.targetedgenetics.com/investor/corp-info.php under the heading “Corporate Governance.”

•	Amended and Restated Articles of Incorporation

•	Amended and Restated Bylaws

•	Audit Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Compensation Committee Charter

•	Code of Conduct (applicable to directors, officers and employees)
      Copies may also be obtained, free of charge, by writing to: General Counsel, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101.
How can shareholders communicate with the Board of Directors?
      Our Board of Directors has established a policy under which interested shareholders can send communications to the Board of Directors, a committee of the Board of Directors and individual directors by sending written communication to the secretary, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101. The secretary will forward such communication to the Board of Directors, the appropriate committee of the Board of Directors, or individual directors unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the general counsel has the authority to discard the communication or take appropriate legal action regarding the communication.
OTHER BUSINESS
      As of the date of this proxy statement, we do not intend to present any business at the annual meeting other than the election of directors described in this proxy statement, and we are not aware that any other person intends to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournments or postponements of the annual meeting, the persons named on the accompanying proxy card will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.
SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
      Under the SEC’s proxy rules and the applicable provisions of our bylaws, shareholder proposals (including nominations for the election of directors) that meet specified conditions may be included in our proxy statement and form of proxy card for, and may be presented at, the 2007 annual meeting. Shareholders who intend to present a proposal at our 2007 annual meeting must give us notice of the proposal no later than December 6, 2006 for the proposal to be considered for inclusion in the proxy statement and form of proxy card for that meeting. Shareholders that intend to present a proposal that will not be included in the proxy materials must give us notice of the proposal at least 60 days but no more than 90 days before the date of the 2007 annual meeting. If notice or public disclosure of the date of the 2007 annual meeting is given or made to the shareholders less than 60 days before the date of the 2007 annual meeting, we must receive notice of the proposal not later than the tenth day following the day on which such notice of the 2007 annual meeting was mailed or such public disclosure was made. Because there are other requirements in the proxy rules, however, our timely receipt of any such proposal by a qualified shareholder will guarantee neither the proposal’s inclusion in our proxy materials for, nor presentation of the proposal at, the 2007 annual meeting.
ANNUAL REPORT AND FORM 10-K
      Copies of our annual report on Form 10-K for the year ended December 31, 2005 are being mailed with this proxy statement to each shareholder of record. If you did not receive a copy of our annual report Form 10-K, you may obtain a copy (without exhibits) without charge by writing or calling Investor Relations, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101, (206) 623-7612. Copies of the exhibits to our annual report Form 10-K are available for a nominal fee.

Annex A
TARGETED GENETICS CORPORATION
AMENDED AND RESTATED ARTICLES OF INCORPORATION
      Pursuant to RCW 23B.10.070, the following constitutes Amended and Restated Articles of Incorporation of the undersigned, a Washington corporation. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.
      These Amended and Restated Articles of Incorporation contain amendments to the Articles of Incorporation. The date of the adoption of the amendments by the shareholders of this corporation was                     , 2006. The date of the adoption of the amendments by the Board of Directors of this corporation was                     , 2006.
      The amendments were duly approved by the shareholders of this corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.
ARTICLE 1.
Name
      The name of this corporation shall be Targeted Genetics Corporation.
ARTICLE 2.
Duration
      This corporation is organized under the Washington Business Corporation Act and shall have perpetual existence.
ARTICLE 3.
Purpose and Powers
      The purpose and powers of this corporation are as follows:

3.1 To engage in the business of biotechnology research and development.

3.2 To engage in any and all activities that may, in the judgment of the Board of Directors, at any time be incidental or conducive to the attainment of the foregoing purpose.

3.3 To exercise any and all powers that a corporation formed under the Washington Business Corporation Act, or any amendment thereto or substitute therefor, may at the time lawfully exercise.
ARTICLE 4.
Capital Stock
      4.1     Authorized Capital
      Effective upon the filing of these Amended and Restated Articles of Incorporation, every [five][seven][ten] outstanding shares of this corporation’s Common Stock shall be combined and reconstituted into one share of Common Stock, par value $.01 per share, of this corporation, thereby giving effect to a 1-for-[5][7][10] stock split (the “Reverse Split”). No fractional shares of Common Stock shall be issued in the Reverse Split; instead, shareholders who would otherwise be entitled to fractional shares will receive a cash payment in lieu of such fraction. After giving effect to the Reverse

Split, the total authorized stock of this corporation shall consist of [36,000,000][25,714,286][18,000,000] shares of Common Stock, par value $.01 per share, and [1,200,000][857,143][600,000] shares of Preferred Stock, par value $.01 per share.
      4.2     Issuance of Preferred Stock in Series
      The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.
      4.2.1     Authority of the Board of Directors
      Authority is hereby expressly granted to the Board of Directors of this corporation, subject to the provisions of this Article 4 and to the limitations prescribed by law, to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of each series the number of shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but shall not be limited to, the determination or fixing of the following:

(a) The number of shares of such series;

(b) The designation of such series;

(c) The dividends of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or noncumulative;

(d) Whether the shares of such series shall be subject to redemption by this corporation and, if made subject to such redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

(e) The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

(f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of this corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(g) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions;

(h) The restrictions, if any, on the issue or reissue of any Preferred Stock;

(i) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of, this corporation; and

(j) The extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences or rights of the shares of such series relating to dividends, redemption, dissolution, any distribution of assets of this corporation or the conversion into or exchange of such shares for shares of any other class or classes of stock of this corporation or any other series of the same or any other class or classes of stock of this corporation, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.

      4.2.2     Dividends
      Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends, out of the funds of this corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extent provided herein or by the Board of Directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

4.2.3	Voting
      The holders of shares of the Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters on which a separate class of this corporation’s shareholders vote by class or series to the exclusion of the holders of the shares of the Common Stock. To the extent provided herein or by resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the holders of each such series shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters in which a separate class of this corporation’s shareholders vote by class or series to the exclusion of the holders of the shares of such series.

4.2.4	Issuance of Shares
      This corporation may from time to time issue and dispose of any of the authorized and unissued shares of the Common Stock or the Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, without action by the shareholders. The Board of Directors may provide for payment therefor to be received by this corporation in cash, property, services or such other consideration as is approved by the Board of Directors. Any and all such shares of the Common Stock or the Preferred Stock of this corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

4.3	Designation of Rights and Preferences of Series A Participating Cumulative Preferred Stock
      The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences and privileges and limitations set forth below:

4.3.1	Designation of Series A Participating Cumulative Preferred Stock
      The shares of such series shall be designated the “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”), par value $.01 per share. The number of shares constituting the Series A Preferred Stock shall be [360,000][257,143][180,000]; provided, however, if more than a total of [360,000][257,143][180,000] shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of October 17, 1996 between this corporation and ChaseMellon Shareholder Services, as Rights Agent, as amended (the “Rights Agreement”), this corporation’s Board of Directors, pursuant to Section 23B.06.020 of the Revised Code of Washington, shall direct by resolution or resolutions that Articles of Amendment be properly executed and filed with the Washington Secretary of State providing for the total number of shares of Series A Preferred Stock authorized for issuance to be increased (to the extent that the Restated Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights. In addition, such number of shares may be decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by this corporation convertible into Series A Preferred Stock.

4.3.2	Dividends and Distributions
      (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of this corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of the assets of this corporation legally available therefor, quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as this corporation’s Board of Directors shall approve (each such date being referred to in this Designation as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.01 and (ii) the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if this corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, this corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used in this Designation and in the Rights Agreement, the “Formula Number” shall be 100; provided, however, that if at any time after October 17, 1996 this corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that if at any time after October 17, 1996 this corporation shall issue any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.
      (b) This corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 4.3.2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. This corporation’s Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock and which shall not be more than 60 days prior to the date fixed for payment thereof.
      (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on or prior to the next succeeding Quarterly Dividend

Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on or prior to the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter (or such other Quarterly Dividend Payment Date as this corporation’s Board of Directors shall approve) next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
      (d) So long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 4.3.2 to be declared on the Series A Preferred Stock shall have been declared.
      (e) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Designation.
      4.3.3     Voting Rights
      The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share that any holders of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

(b) Except as otherwise provided in this Designation or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of this corporation having general voting rights shall vote together as one class for the election of directors of this corporation and on all other matters submitted to a vote of shareholders of this corporation.

(c) Except as provided in this Designation or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in this Designation) for authorizing or taking any corporate action.
      4.3.4     Certain Restrictions
      (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 4.3.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, this corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided, however, that this corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of this corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by this corporation’s Board of Directors) to all holders of such shares upon such terms as this corporation’s Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
      (b) This corporation shall not permit any subsidiary of this corporation to purchase or otherwise acquire for consideration any shares of stock of this corporation unless this corporation could, under paragraph (a) of this Section 4.3.4, purchase or otherwise acquire such shares at such time and in such manner.
      4.3.5     Liquidation Rights
      Upon the liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, no distribution shall be made to (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the greater of (i) $.01 per share and (ii) the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
      4.3.6     Consolidation, Merger, etc.
      In case this corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 4.3.6 and Section 4.3.2 appear to apply to a transaction, this Section 4.3.6 will control.
      4.3.7     No Redemption; No Sinking Fund
      (a) The shares of Series A Preferred Stock shall not be subject to redemption by this corporation or at the option of any holder of Series A Preferred Stock; provided, however, that this corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.
      (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

      4.3.8     Ranking
      The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of this corporation, unless this corporation’s Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.
      4.3.9     Fractional Shares
      The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fractional share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction, and shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, this corporation, prior to the first issuance of a share or a fractional share of Series A Preferred Stock, may elect to (a) make a cash payment as provided in the Rights Agreement for a fractional share other than one one-hundredth (1/100th) of a share or any integral multiple thereof or (b) issue depository receipts evidencing such authorized fractional share of Series A Preferred Stock pursuant to an appropriate agreement between this corporation and a depository selected by this corporation; provided, however, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.
      4.3.10     Reacquired Shares
      Any shares of Series A Preferred Stock purchased or otherwise acquired by this corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by this corporation’s Board of Directors pursuant to the provisions of Article 4 of the Restated Articles of Incorporation.
      4.3.11     Amendment
      None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided in this Designation or in the Restated Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66 2/3 % of the outstanding shares of Series A Preferred Stock, voting as a separate class.
ARTICLE 5.
Preemptive Rights
      No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.
ARTICLE 6.
Cumulative Voting
      The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 7.
Bylaws
      The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation subject to approval by a majority of the Continuing Directors (as defined in Article 13); provided, however, the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class.
ARTICLE 8.
Registered Office and Agent
      The name of the registered agent of this corporation and the address of its current registered office are as follows:
      H. Stewart Parker
      1100 Olive Way, Suite 100
      Seattle, Washington 98101
ARTICLE 9.
Directors
      The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The Board of Directors shall be divided into three classes, with such classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as appropriate. At each annual meeting of shareholders, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article 9, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.
      The Directors of this corporation may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.
ARTICLE 10.
Amendments to Articles of Incorporation
      This corporation reserves the right to amend or repeal, by the affirmative vote of the holders of a majority of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred stock, a majority of the outstanding shares entitled to vote thereon, voting as a class, any of the provisions contained in these Articles of Incorporation; provided, however, that amendment or repeal of Article 7, Article 9, Article 10, Article 12 or Article 13 shall require the affirmative vote of the holders of two-thirds of the outstanding shares. The rights of the shareholders of this corporation are granted subject to this reservation; provided, however, that the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but shall not affect the entire class, then only the shares of the series so affected by the amendment shall be considered as a separate class for the purposes of this Article 10. Notwithstanding the provisions of this Article 10, the number of authorized shares of any such class or classes of stock may be increased by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, if so provided in any amendment which created such class or classes of stock or which was adopted prior to the issuance of any shares of such class or classes of stock, or in any amendment which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such class or classes of stock.
ARTICLE 11.
Limitation of Director Liability
      To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 11 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.
ARTICLE 12.
Special Meetings of Shareholders
      The Chairman of the Board of Directors, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than thirty percent (30%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.
ARTICLE 13.
Special Voting Requirements
      In addition to any affirmative vote required by law, these Articles of Incorporation or otherwise, any “Business Combination” (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 13.
      13.1     Definitions.
      For the purposes of this Article 13:

(a) “Business Combination” means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation’s assets otherwise than in the usual and regular course of business, or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

(b) “Continuing Director” means any member of the Board of Directors who was a member of the Board of Directors on January 1, 1994 or who is elected to the Board of Directors after January 1, 1994 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

(c) “Subsidiary” means a domestic or foreign corporation that has a majority of its outstanding voting shares owned, directly or indirectly, by this corporation.
      13.2     Vote Required for Business Combinations.
      13.2.1 Except as provided in subsection 13.2.2 of this Article 13, the affirmative vote of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class, shall be required for the adoption or authorization of a Business Combination.
      13.2.2 Notwithstanding subsection 13.2.1 of this Article 13, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and is otherwise required by law to be approved by this corporation’s shareholders, such Business Combination shall require the affirmative vote of not less than fifty-one percent (51%) of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than fifty-one percent (51%) of the outstanding shares of such series, voting as a class; provided, however, that if a Business Combination approved by a majority of the Continuing Directors is not otherwise required by law to be approved by this corporation’s shareholders, then no vote of the shareholders of this corporation shall be required.
      In addition to any affirmative vote required by law, these Articles of Incorporation or otherwise, any “Business Combination” (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 13.

TARGETED GENETICS CORPORATION

By:

H. Stewart Parker, President
and Chief Executive Officer
Dated:              , 200

Annex B
CHAPTER 23B.13 DISSENTERS’ RIGHTS
23B.13.010
Definitions.
As used in this chapter:
      (1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
      (2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.
      (3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
      (4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
      (5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
      (6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
      (7) “Shareholder” means the record shareholder or the beneficial shareholder.
[1989 c 165 § 140.]
23B.13.020
Right to dissent.
      (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation; or

(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

      (2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.
      (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.
[2003 c 35 § 9; 1991 c 269 § 37; 1989 c 165 § 141.]
23B.13.030
Dissent by nominees and beneficial owners.
      (1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.
      (2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.
[2002 c 297 § 35; 1989 c 165 § 142.]
23B.13.200
Notice of dissenters’ rights.
      (1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.
      (2) If corporate action creating dissenters’ rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters’ rights that the action was taken and send them the notice described in RCW 23B.13.220.
[2002 c 297 § 36; 1989 c 165 § 143.]
23B.13.210
Notice of intent to demand payment.
      (1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.
      (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder’s shares under this chapter.
[2002 c 297 § 37; 1989 c 165 § 144.]
23B.13.220
Dissenters’ rights — Notice.
      (1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is authorized at a shareholders’ meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.
      (2) The notice must be sent within ten days after the effective date of the corporate action, and must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.
[2002 c 297 § 38; 1989 c 165 § 145.]
23B.13.230
Duty to demand payment.
      (1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.
      (2) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

      (3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.
[2002 c 297 § 39; 1989 c 165 § 146.]
23B.13.240
Share restrictions.
      (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.
      (2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.
[1989 c 165 § 147.]
23B.13.250
Payment.
      (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.
      (2) The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.
[1989 c 165 § 148.]
23B.13.260
Failure to take action.
      (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.
      (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.
[1989 c 165 § 149.]

23B.13.270
After-acquired shares.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.
[1989 c 165 § 150.]
23B.13.280
Procedure if shareholder dissatisfied with payment or offer.
      (1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
      (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.
[2002 c 297 § 40; 1989 c 165 § 151.]
23B.13.300
Court action.
      (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
      (2) The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

      (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
      (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.
      (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
      (6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.
[1989 c 165 § 152.]
23B.13.310
Court costs and counsel fees.
      (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.
      (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
[1989 c 165 § 153.]

PROXY
TARGETED GENETICS CORPORATION
This proxy is solicited on behalf of Targeted Genetics Corporation’s board of directors for the Annual Meeting of Shareholders
to be held on May 8, 2006
     The undersigned hereby appoint(s) H. Stewart Parker and David J. Poston, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Targeted Genetics Corporation held of record by the undersigned on March 7, 2006 at Targeted Genetic’s Annual Meeting of Shareholders, to be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, at 9:00 a.m. local time on May 8, 2006, with authority to vote on the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.
IMPORTANT—PLEASE COMPLETE, DATE AND SIGN ON THE OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲
You can now access your TARGETED GENETICS CORPORATION account online.
Access your Targeted Genetics Corporation shareholder/stockholder account online via Investor ServiceDirect ® (ISD).
Mellon Investor Services LLC, Transfer Agent for Targeted Genetics Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND PROPOSAL 3.
Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1, 2, and 3.		FOR	WITHHELD FOR ALL
1.	ELECTION OF DIRECTORS:	☐	☐
THREE CLASS 3 DIRECTORS

01	Nelson L. Levy
02	H. Stewart Parker
03	Michael S. Perry
ONE CLASS 2 DIRECTOR
04	Roger L. Hawley

WITHHOLD for the following only: (write the name of the nominee(s) in the space below)

		FOR	AGAINST	ABSTAIN
ITEM 2	— AMEND TARGETED GENETICS	☐	☐	☐
CORPORATION’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN A RATIO OF EITHER ONE-FOR-FIVE, ONE-FOR-SEVEN OR ONE-FOR-TEN, AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS AND AUTHORIZE THE BOARD OF DIRECTORS, IF DETERMINED APPROPRIATE BY THE BOARD OF DIRECTORS AT ANY TIME BEFORE THE 2007 ANNUAL MEETING OF SHAREHOLDERS, TO FILE SUCH AN AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION REFLECTING THE RATIO IT HAS SELECTED

FOR	AGAINST	ABSTAIN
☐	☐	☐
ITEM 3— RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2006

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box		☐
NOTE: Please sign exactly as your name appears on your share certificate(s). Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

Signature	Signature	Date

▲ Detach here from proxy voting card ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
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OR

Telephone
1-866-540-5760
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OR

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and
return it in the
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If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.